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                                                                     EXHIBIT 23

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hyseq, Inc. Scientific Advisory Boar/Consultants Stock Option Plan and Miscellaneous Option Agreements of our report dated January 29, 1999, with respect to the consolidated financial statements of Hyseq, Inc. for the year ended December 31, 1998 included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission.

                                       /s/  ERNST & YOUNG LLP

                                            ERNST & YOUNG LLP

Palo Alto, California
February 1, 2000